Exhibit 5.1

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

July 2, 2025

Zeo Energy Corp.

7625 Little Rd, Suite 200A

New Port Richey, FL 34654

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Zeo Energy Corp., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger and Reorganization, dated as of May 28, 2025, as may be amended or supplemented from time to time, (the “Merger Agreement”), by and among the Company, Hyperion Merger Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (the “Merger Sub I”), Hyperion Acquisition LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (the “Merger Sub II”) and Heliogen, Inc. (“Heliogen”), pursuant to which Merger Sub I will be merged with and into Heliogen (the “First Merger”), with Heliogen continuing as the surviving company and as a wholly owned subsidiary of the Company, immediately following which, the Heliogen, will be merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of the Company.

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of up to 7,636,800 shares of the Company’s Class A common stock, $0.0001 par value (the “Shares”) to be issued by the Company pursuant to the Merger Agreement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any securities by the Company pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) the transactions contemplated by the Merger Agreement and Registration Statement will be consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, (iii) the stockholders of Heliogen will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting of Heliogen’s stockholders as set forth in the proxy statement/prospectus included in the Registration Statement, and (iv) the conversion, exercise and/or vesting of Heliogen’s stock options, restricted stock unit awards and warrants into shares of common stock, par value $0.0001 per share, of Heliogen, in each case will have been completed in accordance with the terms of such Heliogen securities, Heliogen’s 2013 Equity Incentive Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan, Heliogen’s certificate of incorporation and bylaws, in each case as amended, and the Merger Agreement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, and all applicable judicial and regulatory determinations in connection therewith. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP